Exhibit 10.2
ADVISORY AGREEMENT AMENDMENT
This Advisory Agreement Amendment (the “Amendment”), dated as of the date of the last signature to this Amendment and effective as of April 17, 2026 (the “Amendment Effective Date”), is entered into by and among Dimitrief Advisory LLC (the “Consulting LLC”), Alexander Dimitrief (“Dimitrief”) and Sotera Health Company (the “Company”). Each of the Consulting LLC, the Advisor and the Company is hereby a “Party” to this Amendment (together, they are the “Parties” to this Amendment).
WHEREAS, Dimitrief and the Company are currently parties to an Advisory Agreement, dated and effective as of April 1, 2026 (the “Agreement Effective Date”) (such Advisory Agreement, the “Agreement”), pursuant to which Dimitrief and the Company agreed to certain terms and conditions regarding Dimitrief’s provision of advisory services to the Company pursuant to the terms of the Agreement;
WHEREAS, the Company and Dimitrief desire to amend the Agreement pursuant to the terms of this Amendment, including to assign the rights and obligations of Dimitrief under the Agreement to the Consulting LLC to the extent provided for in this Amendment;
WHEREAS, the Company and Dimitrief continue to agree that, during the period when the Services are provided to the Company, Dimitrief will be provided with access to trade secrets and confidential information of the Company Group after Dimitrief’s Retirement; and
WHEREAS, capitalized terms used in this Amendment that are not otherwise defined in this Amendment but are defined in the Agreement shall have the meanings for such terms as provided for under the Agreement.
NOW, THEREFORE, in consideration of the terms and conditions and mutual promises set forth or described in this Amendment, plus other good and valuable consideration, the receipt by the Parties and the sufficiency and adequacy of which are hereby acknowledged by such Parties, the Company, the Consulting LLC and Dimitrief hereby agree as follows:
1.ASSIGNMENT. The rights and obligations of Dimitrief under the Agreement are hereby assigned to the Consulting LLC subject to any limitations provided for in this Amendment; provided, however, that, in particular, Dimitrief shall remain subject to the obligations of the “Advisor” under the Agreement with respect to:
A.Being the sole provider of the Services to the Company (as opposed to the Consulting LLC or some other person or entity providing the Services to the Company) under the amended Agreement;
B.Being solely responsible for, and having sole control over, the means, methods, techniques, sequences, and procedures used in providing the Services under the amended Agreement;
C.Being solely responsible to pay all taxes that may be imposed on the Advisor as a result of the compensation under the amended Agreement, including the timely payment of estimated tax payments;

D.All restrictive covenant terms and conditions and adherence to Company policies requirements, including those set forth under Sections 5 and 6 of the Agreement; and
E.Delivery to the Company of all materials containing, reflecting, incorporating or based on Confidential Information pursuant to Section 8 of the amended Agreement.
2.OTHER AGREEMENTS. The Parties agree that, based on the expected service requirement under the amended Agreement, upon Dimitrief’s Retirement, Dimitrief experienced a “separation from service” within the meaning of Treasury Regulation 1.409A-1(h), and that Dimitrief and the Consulting LLC are providing the Services pursuant to the amended Agreement as independent contractors to the Company (and, as of both the Agreement Effective Date and the Amendment Effective Date, are not employees of the Company or any of its affiliates). Further, the Parties agree that, Dimitrief has not been (since the Agreement Effective Date), and will not be, eligible to participate in any benefit plan offered by the Company Group to their employees. The Parties also agree that the Company Group has not made any representations or guarantees regarding the tax result for Dimitrief with respect to any income recognized by Dimitrief and/or the Consulting LLC in connection with the amended Agreement or any amounts payable under the amended Agreement.
3.INCORPORATION OF AGREEMENT TERMS; CONTINUING EFFECT. Except as expressly modified by this Amendment, the terms and provisions of the Agreement are hereby incorporated into this Amendment by reference and shall apply to this Amendment mutatis mutandis. Without limiting the foregoing, the provisions of the Agreement relating to amendment and waiver, governing law, entire agreement, notices, and counterparts (including the applicable sections thereof) shall govern this Amendment as if fully set forth herein.
[signatures on following page(s)]

    IN WITNESS WHEREOF, the Parties have executed this Amendment to be effective as of the Amendment Effective Date.

SOTERA HEALTH COMPANY

/s/ Michael B. Petras, Jr.
Name: Michael B. Petras, Jr.
Title: Chief Executive Officer

DIMITRIEF ADVISORY LLC

/s/ Alexander Dimitrief
Name: Alexander Dimitrief
Title: Founder and Principal

DIMITRIEF

/s/ Alexander Dimitrief
Name: Alexander Dimitrief
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